Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-164927 and No. 333-124594 on Form S-8 of Patient Safety Technologies, Inc. (the “Company”) of our report dated March 18, 2013 relating to our audits of the Company’s consolidated financial statements, which appear in this Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California

March 18, 2013